For Period ended 07/31/12                                            Series 37
File number 811-7852

Sub-Item 77Q1(a): Exhibits
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The text of the amendments described in the answers to sub-item 77D shall hereby be incorporated by reference. Please refer to the Registration Statement Filing #27 on Form N-1A dated July 27, 2012 for USAA Mutual Funds Trust.